UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2011, Horizon Lines, Inc. (the “Company”) entered into a fifth amendment (the “Amendment”) with certain holders (the “Exchanging Holders”) of a majority of its unsecured 4.25% convertible senior notes due 2012, to the previously announced Restructuring Support Agreement, dated June 1, 2011, as amended by the First Amendment to the Restructuring Support Agreement, dated June 10, 2011, as further amended by the Second Amendment to the Restructuring Support Agreement, dated June 17, 2011, as further amended by the Third Amendment to the Restructuring Support Agreement, dated June 24, 2011, and as further amended by the Fourth Amendment to the Restructuring Support Agreement, dated July 1, 2011. The Amendment was entered into to extend, from July 8, 2011 to July 22, 2011, (i) the deadline by which the Company is to receive subscription commitments for $350 million in aggregate principal amount of the Company’s 9.0% senior secured notes to be issued and sold to the Exchanging Holders and (ii) the Exchanging Holders’ and the Company’s continued support for the recapitalization and to allow the parties to discuss certain modifications to the terms of the recapitalization.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the form of Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Fifth Amendment to Restructuring Support Agreement, dated July 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: July 8, 2011	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Fifth Amendment to Restructuring Support Agreement, dated July 8, 2011.